UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 15, 2019

EQT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction Of Incorporation)	001-3551 (Commission File Number)	25-0464690 (IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 553-5700
(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01              Other Events.

As previously disclosed by EQT Corporation (the “Company”), at the Company’s 2019 annual meeting of shareholders, shareholders of the Company approved the Company’s 2019 Long-Term Incentive Plan (the “2019 LTIP”). The Company intends to file a registration statement on Form S-8 (the “Form S-8”) with the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of registering the offer and issuance of shares of the Company’s common stock, no par value, to be issued from time to time under the 2019 LTIP. The “Description of Common Stock” set forth in the “Description of Capital Stock” in Exhibit 99.1 hereto is being filed for the purpose of providing an updated description of the common stock of the Company, which the Company intends to incorporate by reference into the Form S-8. Such description as set forth in Exhibit 99.1 hereto is incorporated herein by reference and modifies and supersedes any prior description of the common stock of the Company in any registration statement or report filed with the SEC and will be available for incorporation by reference into the Form S-8 and certain of the Company’s other filings that may be made from time to time with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules, regulations, and forms promulgated thereunder.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Description of Common Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

	By:	/s/ Jimmi Sue Smith
	Name:	Jimmi Sue Smith
	Title:	Senior Vice President and Chief Financial Officer

Dated: July 15, 2019